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                                                                            EX.N

Customers (Pledgors)  ARWOLL HOLDINGS LTD.

For internal use/filing
                       --------------------------------     -------------
Address  30 Ahad Haam Street, Tel Aviv                      Account No._
         c/o Adv.  Pinhas Volovelsky
                                                            -------------
                         AGREEMENT OF PLEDGE AND CHARGE

         Made and entered into at Tel Aviv on the 21st day of April 1998

                                     BETWEEN

                       FIRST INTERNATIONAL OF ISRAEL LTD.

                                       AND

                         BANK POALEI AGUDAT ISRAEL LTD.

                                     jointly and severally: "the Bank"
                                               of the one part

                                       AND

                     ARWOLL HOLDINGS LTD. Pvte. Co. 51-260178-2
                    of 30 Ahad Haam Street, Tel Aviv, c/o Adv. Pinhas
                                   Volovelsky

                                         (hereinafter: "the Pledgors")
                                                of the other part

         WHEREAS the Pledgors have received and/or are about to receive from time to time from the First International Bank of Israel and Bank Poalei Agudat Israel Ltd. (hereinafter collectively and individually: "the Bank" credit facilities and/or documentary credit and/or various loans and/or overdrafts on a current or other account and/or guarantees of the Bank for and/or at the request of and/or on the responsibility of the Pledgors and/or discounting of bills of exchange and/or purchase of bills of exchange and/or broking of bills of exchange and/or banking facilities and/or all types of other banking services and/or other payments (hereinafter collectively and individually: "the Banking Services"), in accordance with conditions which have been agreed and/or will be agreed upon from time to time in respect of each and every such Banking Service;

         AND WHEREAS the Pledgors owe and/or will owe the Bank various money from time to time in connection with the supply of the Banking Services;

         AND WHEREAS the Pledgors owe and/or are likely to owe the Bank various money from time to time also without reference to the supply of the Banking Services;

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         AND WHEREAS it has been agreed between the Bank and the Pledgors that the Pledgors will secure all the amounts due and which will be due to the Bank from the Pledgors, whether in consequence and as a result of the supply of the aforesaid Banking Services or without reference to the supply of the Banking Services; without limitation of amount, plus interest, damages, expenses, commissions and additional amounts which are due and/or may be due as a result of conditions of linkage as have been agreed and/or will be agreed upon from time to time, by creating a pledge and a lien over the assets of the Pledgors as stated below;

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.   In this deed:

     a. The term "the Pledgors" and reference to them shall be construed as including or relating to the Pledgors, or any one of them, including their heirs, executors and the administrators of the estate of the Pledgors, and any successor-in-title of any one of them.

     b. The term "the Bank" includes each and every one of the branches existing at the date of this deed and/or which may be opened at any time in the future, and persons acting on behalf of the Bank and its successors-in-title, and any company or body with which the Bank may amalgamate in any manner.

     c. If at any time there is no maximum legal rate of interest the term "the maximum legal rate of interest" shall be interpreted as meaning the maximum rate of interest prevailing for the time being at the Bank.

     d.   The term "bills of exchange" also means any negotiable instruments.

     e. The singular shall include the plural, and vice-versa, unless the context otherwise dictates.

     f. Where this deed has been signed by two or more Pledgors, it shall be binding on the individual parties who make up the Pledgor jointly and severally.

     g. All the provisions and stipulations contained in this deed with respect to the relationship between the Bank and the Pledgors shall also apply where the Pledgors themselves are guarantors to the Bank for others, as if the Pledgors were directly indebted to the Bank for the debt for which they are guarantors.


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2.   This deed witnesses that the Pledgors are responsible for and hereby undertake to make payment to the Bank from time to time of all the amounts which are due and/or which may be due from them to the Bank, and also any moneys which have been given or will be given, paid or will be paid to the Pledgors or on their behalf, or at their request, and on the responsibility of the Pledgors, in order for same to be reimbursed or repaid to the Bank, and also all moneys the Pledgors have undertaken, or may in the future undertake, to reimburse or to pay to the Bank and have failed to do so, as well as all the amounts which are due and/or may be due to the Bank from the Pledgors on the strength of bills of exchange signed by the Pledgors, their endorsement thereof or their suretyship thereto, which have been delivered or may be delivered to the Bank by the Pledgors or by any third party, and also any money the Bank is entitled and/or may be entitled to sue for and/or to receive from the Pledgors for any reason, whether or not such reason is connected with the banker-customer relationship. The Pledgors undertake to pay the Bank all the amounts for which they are responsible as aforesaid, without limitation of amount, together with interest on such amounts, damages, expenses, including expenses for the safeguarding of the pledged assets and realisation of the security hereby given, commissions and additional amounts which are due and/or may be due to the Bank as a result of conditions of linkage as have been agreed or may be agreed upon from time to time.

3. The security hereby given guarantees and will guarantee payment of all the amounts for which the Pledgors are liable pursuant to this deed, whether such amounts are due from the Pledgors collectively or from any one of them, whether due from the Pledgors alone or from the Pledgors together with others, and whether they were given and/or will in the future be given, were paid or will in the future be paid to the Pledgors or on their behalf at their request or on their responsibility, and whether the Pledgors have undertaken or may undertake, alone or jointly with others, to reimburse or to repay same to the Bank, whether as principal debtors or as guarantors or as endorsers. In addition this security guarantees and will guarantee payment of all the amounts for which the Pledgors are responsible pursuant to this deed, whether such amounts were due, are due or will be due, were given or will be given, were paid or will be paid, in the past, present or future, whether same are due and payable prior to the execution of this security or subsequent thereto, and whether these amounts were due, are due or will be due, were paid or will be paid, were given or will be given in a particular way, on any condition or in any other manner, and whether the Pledgors have undertaken or will undertake to reimburse or repay same in a particular way, on any condition or in any other way, and whether they are due directly or indirectly, in the first name of the Pledgors or in their business name or in any other name, whether they are due from the Pledgors according to their present composition or according to any other composition, and over and above that, all the payments and expenses which the Pledgors are liable to pay pursuant to the conditions of this deed. All the amounts secured under this deed shall henceforth be referred to as: "the Secured Amounts".

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4.   In the event that the Pledgors are any legal entity, whether incorporated or unincorporated, or a committee or firm, or partnership, or trustee, or board of trustees, or executor of a will or administrator of an estate, or joint owners of an account at the bank, or any organisation or body which constitutes any combination of one or more of such bodies, the obligations of the Pledgors will not be affected by any change in the name, structure or composition of the Pledgors, and without derogating from the generality of the foregoing in this clause, the obligations of the Pledgors will continue to be of full force and effect as though the Pledgors, having the different and/or the new name, structure or composition, had existed under the same name, structure and composition on the date of signing of this deed.

5.   a.   This deed witnesses that the Pledgors hereby pledge and encumber to the Bank and to its order, by way of a first-ranking pledge, as security for payment of the Amounts Secured in accordance with the terms and conditions of this deed, the shares mentioned in the list below (hereinafter: "the Shares") of the company whose name is mentioned in the aforesaid list (hereinafter: "the Company") and all the rights, income and benefits deriving from the Shares or relating thereto, throughout the entire period the pledge exists, including those described in sub-clause (b) below (hereinafter collectively:
          "the Pledged Rights").

          The Shares and the Pledged Rights shall henceforth be collectively referred to as: "the Assets Pledged".

     b.   The pledge hereby created shall also apply to:

          1) All the dividends which may be paid and/or be payable in respect of or pursuant to the Shares at any time, commencing from the date of signing of this deed.

          2) All the rights, money and assets which may be due and/or may be conferred in respect of the Shares or pursuant thereto, as bonuses, bonus shares, an alteration of the rights attaching to the Shares, or in any other manner.

          3) All the rights, money and assets which will be conferred and/or will be due in lieu of the Shares and/or in addition thereto, for any reason, including the monetary proceeds in respect of the Shares and substitute shares ranking pari passu or having other rights in the Company, or in another company with which the Company may merge (hereinafter: "the Other Shares"), and including any right to compensation or indemnity or otherwise which may exist as against a third party (including the Company) in respect of an equalisation of voting rights, loss of any rights attaching to the Shares or a reduction in the value of the Shares for any reason.

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          4)   All the rights in the Company and as against the Company which the law and/or the Memorandum and/or the Articles of the Company confer and will confer on the Pledgors in respect of and pursuant to the Shares and/or the Other Shares.

          5) All the Pledgors' rights as against the Trust Company as defined in Clause 9 below in respect of and in connection with the Shares and/or the Other Shares.

6.   The Pledgors hereby declare that:

     a.   The Assets Pledged are fully paid.

     b. All the consents, approvals and licences required for the holding and possession of the Assets Pledged by the Pledgors and for the encumbrance thereof pursuant to this deed have been duly obtained.

     c.   1)   The Assets Pledged are in their full ownership and same are free of any pledge, lien, attachment or any other third party right in relation thereto.

          2) Subject to the Articles of the Company, no restriction pursuant to any law or any agreement or otherwise applies to the transfer of the Assets Pledged or the pledging thereof, and the Pledgors are entitled to pledge and to encumber same in accordance with this deed.

          3) The Pledgors undertake to repay to the Bank, on the Bank's first demand, all the amounts the Bank may incur in connection with a lawsuit in which allegations are advanced against the validity of this collateral security, whether or not the Bank is a party to the lawsuit.

     d. The Company has not passed any resolution with regard to winding-up and no application has been filed against it for liquidation and/or the appointment of a provisional or permanent receiver.

     e. The Pledgors have not committed any act of insolvency or liquidation and no application has been filed against them for liquidation or for the appointment of a provisional or permanent receiver and/or a trustee.

7.   The Pledgors hereby undertake:

     a. Not to sell, not to dispose of in any manner and not to undertake to sell or in any manner to dispose of the Assets Pledged or any part thereof, directly or indirectly, for consideration or otherwise, except with the Bank's prior written consent.

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     b.   Not to pledge and not to encumber the Assets Pledged, or any part thereof, in any manner whatsoever, with rights which rank prior to, pari passu with or ranking after the rights conferred on the Bank pursuant to this deed, except with the Bank's prior written consent.

     c. Not to create any floating charge over its assets, or any part thereof, in favour of any third party (save and except for floating charges which the document creating same expressly states that such floating charges do not apply to the Assets Pledged), unless the Bank has agreed thereto in writing and in advance.

     d. Promptly to notify the Bank about any event of the imposition of an attachment, the taking of Execution Office proceedings or the filing of an application for the appointment of a receiver over the Assets Pledged, or any part thereof, and immediately to give notice of the fact of the pledge in favour of the Bank to the authority which has imposed the attachment or taken Execution Office proceedings or has been requested to appoint a receiver as aforesaid, and to the third party who initiated or applied for same, or portion thereof, and at its expense immediately to take all the steps required for the removal of the attachment, the cancellation of the Execution Office action or the appointment of a receiver, as the case may be.

     e. Immediately they become aware thereof, to notify the Bank of the occurrence of any event which entitles or is likely to entitle the Bank to make the Amounts Secured immediately due and payable, as stated in Clause 15 below and/or to realise the pledge over the Assets Pledged.

8. The Pledgors hereby further undertake that without the Bank's prior written consent:

     a. They, or related parties or persons or bodies connected with them, will not receive any loans from the Company or guarantees in their favour and/or any assistance in order to obtain credit.

     b. Until the repayment of at least 79.7% of the Amounts Secured, they will not receive any payments from the Company, including salary and/or management fees, either directly or indirectly.

     c. Dividends will be paid to the Trust Company as defined in Clause 9 below or to whomever the Trust Company may direct.

     d. Not to file an application for the winding-up of the Company or for a receivership of its assets.

     e. Not to agree to an amendment of the documents of incorporation of the Company and to its share capital, and they will refrain from any act or

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          omission which is likely, directly or indirectly, to prejudice the
          Assets Pledged and/or the Bank's rights pursuant to this deed.

     f. Not to agree to any change in the Company's business or its designated purpose.

     g. Not to agree that the Company will obtain credit and/or create a guarantee or other undertaking, except in the ordinary course of business, or that the Company should purchase debts and/or give credit to affiliated companies and/or to allow the exploitation, in its stead, of tax and other advantages and benefit of the Company.

     h. Not to agree to a sale, transfer, lease or delivery of occupation of the Company's real estate assets or of its other significant assets, including shares in subsidiaries, save and except for leasing out or allowing use in the ordinary course of business.

     i. Not to agree that the Company create and/or undertake to create charges and/or pledges and/or mortgages of any ranking over its property and its assets, in whole or in part, as same exist at present and as same may exist in the future.

     j. They will not agree that the Company make significant acquisitions, apart from purchases in good faith and for the best interests of the Company from a third party who is not related to the Company or to the Pledgor, and at market price, in the ordinary course of business.

     k. They will not agree to and will not take steps for the amalgamation or merger of the Company with any corporation or body and/or an amalgamation or merger of any corporation or body into the Company.

9. As security for the Bank's rights in relation to the assets which are pledged pursuant to the pledge under this Agreement, the Pledgors undertake:

     a. To deposit with the First International Bank of Israel Trust Company Ltd. (hereinafter: "the Trust Company") at the time of signing of this Agreement, the original share certificates in respect of the Assets Pledged which have been issued, if issued, by the Company, or written confirmation by the Company that such share certificates have not been issued by it, together with valid deeds of transfer of the Shares signed by the Pledgors for purposes of the transfer thereof into the name of the Trust Company in the Company's register of members.

     b. To notify the Company immediately upon the signing of this Agreement and in a text approved by the Bank, of the creation of the charge and the pledge pursuant to this Agreement and registration of the Shares in the name of the Trust Company, and shortly after the signing of this Agreement to furnish the Bank with a certificate from the Company

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          stating that the board of directors has noted the Pledgors' notice which was sent to it as aforesaid.

     c. To sign all the documents and to take all the steps which are required, in the Bank's opinion, in order that the force of the pledge over the Assets Pledged and/or over what will be given in the realisation of any right included in the Assets Pledged - if any such right should be realised - will be valid and effectual against other creditors of the Pledgors, including the signing, upon the occurrence of the foregoing, of a new and/or additional agreement of pledge and/or an amendment to this Agreement of Pledge, as well as any other documents the Bank may require for these purposes.

     d. The Pledgors will not be entitled to dismiss the Trust Company from its function, except with the Bank's prior written consent.

     e. Upon the full and absolute payment of the Amounts Secured, in accordance with the Bank's books, the pledge over the Assets Pledged will be cancelled and same will be returned to the Pledgors.

10. The Pledgors hereby release the Bank and the Trust Company from any obligations that are imposed according to the law and/or pursuant to the Articles of the Company on its shareholders in respect of the Assets Pledged, and the Pledgors hereby undertake to fulfil any such obligation and to pay any amount which, according to law or pursuant to the Company's Articles, shareholders may be called upon to pay in respect of the Assets Pledged. Should the Pledgors fail to comply with their above undertaking, the Bank shall be entitled, but not obliged, to fulfil any such obligation on behalf of and at the expense of the Pledgors,and the Pledgors hereby undertake to reimburse to the Bank, upon the Bank's first demand, with any amounts which the Bank has disbursed in the aforesaid connection, together with interest at the maximum legal rate.

11.  a.   The Pledgors hereby give the Bank an irrevocable power of attorney to give the Trust Company instructions with regard to the exercise of any right which is conferred, or may be conferred, on the Trust Company as registered owners of the Assets Pledged, according to the law or pursuant to the Memorandum and Articles of the Company, including the attending of general meetings, voting, election or appointment of directors, receipt of dividends, and so forth, and the Pledgors undertake to furnish the Trust Company with irrevocable instructions, in a text to be approved by the Bank, to act in respect of the Assets Pledged solely in accordance with the Bank's instructions.

     b. Notwithstanding the contents of sub-clause (a) above, the Bank agrees that its instructions to the Trust Company will be given in accordance with directives which the Pledgors will give the Bank (and not directly to the Trust Company), provided that the Bank shall be entitled not to act in accordance with the Pledgors' directives, if:

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          1)   In the Bank's sole discretion, the aforesaid directives are likely to be prejudicial, directly or indirectly, to the Assets Pledged or to the Bank's rights under this Agreement of Pledge; or -

          2) If one or more of the events described in Clause 15 below has occurred and in respect of which the Bank is entitled to demand immediate payment of the Amounts Secured, or any part thereof.

     c. The Pledgors hereby agree that the Bank will not be obliged to exercise its powers to give instructions to the Trust Company in accordance with this clause, whether directives have been given to the Bank by the Pledgors as aforesaid or at the Bank's initiative, and the Bank may exercise such powers it has or refrain from the exercise thereof, in its sole discretion, for purposes of safe-guarding its rights under this Agreement of Pledge.

          The Bank or the Trust Company shall send the Pledgors a copy of the notices or other information of whatsoever nature which may come into the possession of the Bank or of the Trust Company, as registered owners of the Shares, or in any other manner, including notices of general meetings, election or appointment of directors, appointment of a receiver, etc.

          Notwithstanding the foregoing, the Pledgors hereby declare that to the extent that the notices or information of the aforesaid type is required by them, they will attend to obtaining the appropriate notices or the appropriate information, despite the fact that they do not and will not appear in the Company's register of members.

     d. At the request of the Pledgors, the Bank and/or the Trust Company will empower the Pledgors or anyone on their behalf, to attend general meetings of the Company on behalf of the Trust Company and to vote thereat in their discretion, subject to the right of the Bank and/or the Trust Company to revoke the aforesaid power of attorney completely or in relation to any general meeting or in relation to matters which are on the agenda of the meeting, in the circumstances set forth in sub-clause (b)(1)(2) above, mutatis mutandis, or due to a fear of a conflict of interest connected with the use of the power of attorney. Should the Pledgors fail to act in accordance with this power of attorney, no responsibility in regard thereto shall be imposed on the Bank and/or on the Trust Company.

12. The Pledgors hereby give their irrevocable consent to the Bank's being entitled, from time to time, to transfer its rights and obligations pursuant to this deed, in whole or in part, to whomever it may please, whether prior to same being payable or subsequent thereto, with this being at different degrees of ranking in relation to the rights, as the Bank shall deem fit.

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13.  The Bank will be entitled to calculate interest on the Amounts Secured at such rate as shall be agreed upon from time to time with the Pledgors, or with any one of them, and if no such rate has been agreed, at the maximum legal rate in force for the time being, and to add the interest to the principal amount at the end of each quarter and/or at the end of any other permitted period, and also from time to time to raise the rate of interest to the maximum legal rate without prior notice, in a case where any amount forming part of the Amounts Secured is not paid on the due date of payment thereof, or if the Pledgors should breach any of the conditions of this deed.

14. The Pledgors hereby accept responsibility to the Bank for the discharge of the Amounts Secured, and the Bank may at any time demand from the Pledgors the liquidation of the Amounts Secured, in whole or in part (except in those cases where it has been or may be otherwise stipulated in writing), without the Bank being obliged first to realise any other collateral security, and the Pledgors hereby undertake to make payment to the Bank, from time to time, of the amount which the Bank may demand, and will do so within seven days from the date of the Bank's first written demand, from time to time. Without prejudice to or without derogating from the contents of this deed, and in addition to the matters set forth in this deed, this pledge shall secure the liquidation of the Amounts Secured by the Pledgors in accordance with this clause.

15. Without derogating from anything stated in any other document signed by the Pledgors or which may be signed by the Pledgors, it is hereby expressly stipulated that in each of the instances specified in the loan documents, the Bank will be entitled to make all the Amounts Secured immediately due and payable, whether or not the due date for payment thereof has arrived.

16. This pledge shall serve as continuing security and if the Bank has received or may receive other or additional collateral security from any person or body, the security hereby created shall be additional to such other or additional collateral security and independent thereof, and shall not affect such other or additional collateral security or be affected thereby. The obligations of the Pledgors under this deed shall remain in full force also in the event that the Bank, with or without the Pledgors' consent, and also without giving them notice, solely in the Bank's discretion:

     a. Should give the Pledgors or any other person responsible with them or for them, whether as a guarantor or otherwise, any extension of time or indulgence, or cause the non-fulfilment of any obligation for which the Pledgors are liable or are guarantors.

     b. Should stop, increase, alter or renew any credit or loan or guarantee or any other Banking Service which it has given or may give to the Pledgors, and stop, alter or renew any conditions of such credit, loan, guarantee and Banking Service.

     c. Receive, alter, exchange, release, renew, amend or refrain from meeting or realising bills of exchange, negotiable instruments, suretyships, guarantees and/or other collateral security which are held and/or may be held by the Bank, whether it has received or may receive same from the Pledgors or from others, and whether or not, as a result thereof, it causes the Pledgors damage.

     d. Should compromise, make any arrangement with the Pledgors, or with others, or with some of them, separately, or with another person responsible jointly with the Pledgors or with any guarantor for them.

     e. Should release any of the Pledgors from all or any of their obligations pursuant to this deed and/or should accept any participation or make any arrangement with the Pledgors or with any one of them separately.

17. Without derogating from the Bank's other rights, the Bank will have a right of possession, a banker's lien and a right of set-off in respect of all moneys held by it at any time to the credit of the Pledgors in any account whatsoever, and in respect of any asset (including, without derogating from the generality of this term, gold, securities, bills of exchange, coins, bank notes, documents in respect of goods, insurance policies, assignments of debt, any negotiable instruments, deposits, collateral security, mortgages and other rights) which are held for and/or stand or may stand to the credit of the Pledgors at the Bank in any manner and form, including those which have been delivered or will be delivered to the Bank for collection and/or as security and/or for safekeeping and/or otherwise, and over the proceeds thereof.

     The Bank may, at any time and from time to time, make any use of any asset over which the aforesaid lien applies, including collection and sale at any price and under such conditions as the Bank shall deem fit, and may from time to time apply the proceeds (in whole or in part) that may be received as a result of or in connection with such use and/or collection and/or sale, for the frill or partial liquidation of the Amounts Secured. For purposes of the implementation of the matters aforesaid, the Bank will be entitled to take all legal or other steps it may deem expedient. All the expenses connected with the use and/or sale and/or the aforesaid legal steps, shall be borne by the Pledgors, and the Bank will be entitled to debit same to the Pledgors' account. In every case of collection of bills of exchange by the Bank, the Bank will be entitled to transfer and discount the bills of exchange with others, to take all the legal or other steps for purposes of collecting the bills of exchange, to charge the costs of collection to the Pledgors' account, to compromise with the signatories, endorsers or the guarantors, or to make any waivers to them, to accept from them partial consideration and to make use from time to time of the proceeds of the bills of exchange for the full or partial liquidation of the Amounts Secured.

     At any time that the Pledgors may owe the Bank money pursuant to this deed, or will be likely to be indebted or will be contingently liable only, the Bank may

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     make full use of the aforesaid right of possession, lien and set-off, or any one of them, for liquidation of the Amounts Secured or as security for the liquidation thereof.

18.  a.   Any amount and/or payment, in any form whatsoever, which the Bank may receive from the Pledgors or on their account or from any person, or other property or from the realization of any right and/or collateral security in any manner whatsoever for purposes of reducing the Amounts Secured, whether such amount and/or payment was given or paid prior to the due date for the payment of the Amounts Secured, in whole or in part, or at the time of the due payment thereof, or subsequent thereto, shall be deemed to be a general payment, and the Bank shall be entitled to hold it as pending without there being an obligation on it to apply same to the reduction of the Amounts Secured, even if the amount of the payment is allocated for this purpose by the person entitled to allocate it in such manner in his accounts or generally.

     b. The Bank may from time to time, in its sole discretion and as it deems fit, debit any account of the Pledgors with the Amounts Secured or with any portion thereof. The Bank may, in its sole discretion, from time to time apply all the amounts it has received or may receive prior to the due date of payment of the Amount Secured, in whole or in part, or at the time of due payment thereof, or subsequent thereto, in any manner from and/or for and/or on account of the Pledgors and/or by the exercise of any right and/or the realization of any collateral which is or may be in the Bank's possession, to any account the Bank may deem fit and/or on account of any amount which is due and/or may be due to the Bank and/or on account of the interest and/or the principal and/or the damages and/or the expenses and/or the commissions and/or the linkage increments, or partly in one way and partly in another, and may transfer any amount which stands to the credit of the Pledgors in any account to any other account it may see fit, and the Pledgors will have no right to claim and/or to benefit from any amount which has been received and/or may be received and/or which will be debited and/or will be transferred and/or will be applied by the Bank as aforesaid, or in any other manner, in reduction of the Amounts Secured. The Pledgors will not be entitled to rely on Sections 49 and 50 of the Contracts Law (General Provisions), 5733-1973, or any legal provisions which may come in their stead.




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


19.  a.   In the event that the Pledgors fail to pay the Amounts Secured, or any part thereof, on the dates specified for the payment thereof, or in the event that the Pledgors should breach or fail to comply with any of the conditions of this deed, or in the case that the Bank should make the Amounts Secured due and payable as stated in Clause 15 above, the Amounts Secured shall bear interest at the maximum legal rate, and the Bank will be entitled (without this prejudicing the Bank's right to institute a regular legal claim instead of realizing the pledge, or in addition thereto, and without prejudice to the Bank's remaining rights as against the Pledgors), to realise the pledge, in whole or piecemeal, and to apply the proceeds to the liquidation of the Amounts Secured or on account thereof, without the Bank being obliged first to take any steps in order to execute and implement any of its rights against the Pledgors and against others, or any of them, or to realise all the collateral security held by the Bank at present, or as may be held by it in the future.

     b. Should the net proceeds from the sale of the Assets Pledged be insufficient to cover the Amounts Secured, the Pledgors hereby undertake to pay the difference immediately upon the Bank's first demand.

20. If at the time of sale of the Assets Pledged (whether the sale is effected at the request of the Bank or at the request of any other party), the due date for payment of the Amounts Secured (or any portion thereof) has not yet arrived, or if the Amounts Secured (or part thereof) will be due to the Bank contingently only, the Bank will be entitled to collect out of the proceeds of the sale an amount which is sufficient to cover such amounts, and the sum collected will be encumbered to the Bank as security for the Amounts Secured and shall remain in possession of the Bank until the liquidation thereof.

21. All the expenses connected with the drawing of this deed, the stamping and registration hereof, and all the expenses connected with the realisation of the pledge and/or the cancellation and/or the redemption thereof, including fees to attorneys, and all the expenses connected with the safeguarding and holding of the Assets Pledged, shall be borne by the Pledgors and shall also be secured by this pledge.

22. The Bank shall be entitled at any time to demand and to receive from the Pledgors, on the Bank's first demand, a report and statement with regard to the state of the Pledgors' business and a balance sheet in respect of the preceding period, and the Pledgors hereby undertake that in their business they will regularly maintain proper books of account which will at all times be open for inspection by the Bank.

23.  a.   The Bank will be entitled to deposit the Assets Pledged with any bailee the Bank shall deem fit, and from time to time to replace the bailee, in the Bank's sole discretion.


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


     b. The Bank will be entitled to register the pledge with any competent authority according to the provisions of any law.

24. The books and account of the Bank shall be acceptable to the Pledgors as being correct and copies of the accounts, signed by the Bank, shall serve as prima facie proof against the Pledgors in all matters connected with and/or arising out of this deed.

25. The address of the Pledgors is as set forth above, or any other address in Israel of which they may notify the Bank by registered post, the receipt of which shall be confirmed in writing by the Bank. Any notice sent to the Pledgors by the Bank by ordinary mail according to the above address shall be deemed to have been received by the Pledgors within 72 hours from the time of delivery thereof to a post office in Israel. A declaration in writing by the Bank regarding the contents of the notice, the delivery thereof to the post and the time of delivery thereof, shall serve as proof against the Pledgors with respect to delivery of the notice, the time of its delivery and the contents thereof.

26. The Pledgors hereby waive the necessity for the sending of warnings or other notices in connection with a breach of the conditions of this deed.

27. The Pledgors hereby fix the city of Tel Aviv as the venue of jurisdiction for all purposes connected with this deed, but nothing stated in this deed shall prejudice the Bank's right to apply to any other competent court.

28. The Pledgors agree that in every instance that the Bank fails to make immediate use of its rights as flowing from this deed or which are connected herewith, this fact of procrastination shall not be deemed to be a waiver of any rights or any form of acquiescence or admission on the part of the Bank, or as any precedent, and the Bank shall be entitled to exercise the rights flowing from this deed and/or connected herewith and/or at law, at any time it deems fit.

29. The Pledgors and/or any person whose right is likely to be prejudiced by the giving of this pledge or the realisation hereof, will not have a right to repay the debts pursuant to this deed prior to the due date fixed for the payment thereof having arrived, nor will they have any other right which is conferred on them in accordance with Section 13(b) of the Pledge Law, 5727-1967, or any provision which may come as an amendment to or in replacement of that provision.

30. The Pledgors undertake to sign any document and any form at the Bank's request, if and to the extent that according to the laws in the State of Israel, in whole or in part, there is a necessity, in the Bank's sole discretion, for signature by the Pledgors of any document or form in order to give or maintain full validity for this deed and all the provisions hereof.

     For purposes of implementation of the provisions of this clause, the Pledgors hereby appoint the Bank as their authorised agent which shall be entitled itself or through another person to whom the Bank transfers its powers and authorities, to sign any document and any form which may be required by the Bank, and without the Bank or the authorised agent being responsible in any way to the Pledgors for any actor omission by it or him pursuant to or in consequence of this clause. This appointment shall be irrevocable by virtue of the fact that the Bank's rights are dependent hereon.






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